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                                     EXHIBIT 4.3


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                             HELEN OF TROY LIMITED

                       NON-EMPLOYEE DIRECTOR STOCK OPTION

                                   1995 PLAN

    THIS NON-EMPLOYEE DIRECTOR STOCK OPTION ("Option") is being granted by
HELEN OF TROY LIMITED, a Bermuda company (the "Company"), on the Date of Grant set out on Exhibit A hereto, to the Director whose name appears on Exhibit A (hereinafter referred to as "Director" or, in an appropriate context, "Optionee") under the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Plan"). All capitalized terms used herein shall, unless otherwise defined, have the same meanings as set forth in the Plan. All provisions of this document are qualified by, and are subject to, the terms of the Plan, which are fully incorporated herein. An Optionee may obtain a copy of the Plan from the Secretary of the Company at the address set forth in Article VII hereto. All references herein to the "Board" or "Committee" shall be deemed to refer to a committee of the Board consisting of the Ineligible Directors, as defined in the Plan.

                                     I .
               SHARES OPTIONED, OPTION PRICE AND TIME OF EXERCISE

    The Company hereby grants to Director, subject to the terms and conditions set forth hereinafter and in the Plan, the right and option to purchase all or any part of the Number of Shares set out in Exhibit A of the presently authorized but unissued common stock, par value $.10 per share ("Common Stock"), of the Company at the purchase price per share set out as the Exercise Price in Exhibit A.

    This Option shall not become exercisable unless and until Director delivers to the Company a fully executed counterpart hereof. Thereafter, this option shall be exercisable in accordance with the Exercise Schedule set out on Exhibit A.

    No rights under this Option may be exercised after the Expiration Date set out on Exhibit A, and before that time, this option may be terminated as hereinafter provided or as provided in the Plan. No partial exercise of this option may be for less than 100 full shares. In no event shall the Company be required to issue or pay any compensation in lieu of fractional shares.

                                     II.
                       PAYMENT FOR AND DELIVERY OF STOCK

    The Exercise Price of any shares as to which this option is exercised shall be paid in full at the time of the exercise. Payment shall be either in cash or by check.

                                     III.
                      TERMINATION OR CURTAILMENT OF OPTION

    This Option shall be exercisable during Director's lifetime only by him or her or by his or her guardian or legal representative. This Option shall not be exercisable until after shareholder approval as described in Section 9 of the Plan is obtained. Notwithstanding the foregoing, if Director ceases to be a member of the Board for any reason, this Option may be exercised only in accordance with the provisions of Section 9 of the Plan.

                                      IV.
                          NON-ASSIGNABILITY OF OPTION

    Neither this Option nor any right hereunder shall be assignable or otherwise transferrable except by will or the laws of descent and distribution. Upon any attempt to sell, assign or transfer this Option or any right or privilege conferred hereby, or attachment or similar process upon the rights and privileges conferred hereby, this Option and the rights and privileges conferred hereby shall immediately terminate and thereupon become null and void.


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                                      V.
               COMPLIANCE WITH GOVERNMENTAL AND OTHER REGULATIONS

    The Company shall take such steps as may be required by law and applicable laws and regulations, including those of the State of Texas and any stock exchange or national market system on which the Common Stock of the Company may be listed at the time of the exercise of this Option, in connection with the issuance and sale of any shares purchased upon the exercise of this Option or the listing of said shares on said exchange or market system.

                                      VI.
                          RIGHTS OF DIRECTOR IN STOCK

    Neither Director nor his or her executor, administrator, heirs or legatees shall have any rights or privileges of a shareholder of the Company in respect to the shares issuable upon exercise of this option unless and until certificates representing such shares shall have been issued by the Company and delivered to Director or other appropriate person under the Plan or this Option.

                                      VII.
                                    NOTICES

    Any notice to be given hereunder shall be addressed to the Company, in care of its Secretary, 6827 Market Avenue, El Paso, Texas 79915, and any notice to be given to Director shall be addressed to the address designated below the signature appearing hereinafter, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall have been deemed duly given when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certificate fee prepaid) in the United States Mail.

                                    VIII.
                      SUCCESSORS OR ASSIGNS OF THE COMPANY

    This Option shall be binding upon and shall inure to the benefit of any successor or assigns of the Company.

    IN WITNESS WHEREOF, this Option has been executed in duplicate by the Company the date and year first above written.

                                            HELEN OF TROY LIMITED



                                            By:
                                                -------------------------------
    This Non-Employee Director Stock Option is hereby accepted and agreed to in all respects by Director as of the above date, subject to the terms and provisions of the Plan.


                                            ----------------------------------
                                            (Director)

                                            Address:

                                            ----------------------------------
                                            ----------------------------------
                                            ----------------------------------


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                                   EXHIBIT A

                             HELEN OF TROY LIMITED

                       NON-EMPLOYEE DIRECTOR STOCK OPTION

                                   1995 PLAN

1.       Date of Grant:   September 1, 1995
                          ----------------------------------
2.       Director:
                          ----------------------------------
3.       Number of Shares:            shares of Common Stock
                          ----------
4.       Exercise Price:  $      per share
                           -----
                          Expiration Date: September 1, 2005
                                           -----------------

                                HELEN OF TROY LIMITED
                                1995 STOCK OPTION PLAN
                              FOR NON-EMPLOYEE DIRECTORS

SECTION 1.  PURPOSE OF THE PLAN.

    The purpose of this Helen of Troy Limited 1995 Stock Plan for Non-Employee Directors (the "Plan") is to strengthen the ability of Helen of Troy Limited (the "Company") to attract and to retain the services of experienced and knowledgeable independent individuals as members of the Board of the Company, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company, and to provide those individuals with an additional incentive to continue in their position, for the best interest of the Company and its shareholders. In furtherance of such purpose, Directors (as defined below) shall receive an Annual Grant (as defined below) of Stock Options for their services as members of the Board.

    All transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"). To the extent any provision of this Plan or any action by the administrators of the Plan fails to so comply, it shall be deemed null and void to the extent permitted by law unless otherwise expressly deemed advisable by the administrators of the Plan.

SECTION 2.  DEFINITIONS.

    (a) "Affiliates" shall mean (a) any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if each of the corporations, other than the Company, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    (b) "Annual Grant" shall mean the Stock Option Grant made under Section 3(a) of this Agreement.

    (c)  "Board" shall mean the Board of Directors of the Company.

    (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

    (e) "Common Stock" shall mean the Company' s authorized common stock, par value $.10 per share, together with any other securities with respect to which Stock Options may become exercisable (subject to adjustment as provided in Section 6 of this Plan).

    (f) "Company" shall mean Helen of Troy Limited, a Bermuda company, or any successor to the Company.

    (g) "Date of Grant" shall mean the date on which a Stock Option is granted to a Director, as provided in Section 3(a).

    (h) "Director, shall mean those members of the Board who are not employees of the Company or any of its Affiliates.

    (i) "Exercise Price" shall mean the value per share of Common Stock that is equal to 100% of the Fair Market Value of a share of Common Stock on the last date preceding the Date of Grant on which sales of the Common Stock occurred on the NASDAQ National Market System or other primary market or exchange on which the Common Stock is traded.

    (j) "Fair Market Value" shall be the average of the high and low prices of Common Stock reported on the NASDAQ National Market System or other primary market or exchange on which the Common Stock is traded as of the date on which Fair Market Value is to be determined, provided that if no such sales were made on such date, the mean of such prices as reported for the next preceding date on which such sales occurred.

    (k) "Ineligible Directors" shall mean all members of the Board who are employees of the Company or any of its Affiliates.

    (l) "Plan" shall mean the Helen of Troy Limited 1995 Stock Option Plan for Non-Employee Directors, as the same may be amended from time to time.

    (m) "Stock Option Grant" shall mean a grant of a Stock Option made pursuant to Section 3(a) of this Plan.

    (n) "Stock Option" shall mean an option to purchase Common Stock, $.10 par value, of the Company. No Stock Option shall be an "incentive stock option" (as defined in Section 422A of the Code).

SECTION 3.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    (a) The Company shall automatically grant to each Director, annually on the 1st day of September following the Director's appointment, election, reappointment, or reelection as a member of the Board, a Stock Option for 1,000 shares of Common Stock; provided, however, the aggregate number of shares of Common Stock issued under Stock Options granted under the Plan shall not exceed 120,000.

    (b) A Stock Option shall be exercisable during a Director's lifetime only by him or her or by his or her guardian or legal representative. A Stock Option may, with respect to any shares of the Common Stock covered thereby which have become vested, be exercised at the Exercise Price at any time and from time to time during the period beginning one (1) year after the Date of Grant and ending ten (10) years after the Date of Grant, provided that 100% of the shares of Common Stock covered by any such Stock Option shall vest one (1) year after such Date of Grant and provided further that no option shall be exercisable until after regulatory and shareholder approval as described in Section 9 is obtained. Notwithstanding the foregoing, if a Director ceases to be a member of the Board for any reason, any outstanding Stock Options held by that Director may be exercised only in accordance with, and in the periods described in, Section 8(d).

    (c) The Exercise Price of a Stock option shall be payable upon the exercise of the Stock Option by either cash or check. Exercise of a Stock Option shall not be effective until the Company has received written notice of exercise. The notice must specify the number of whole shares to be purchased (which may not be less than 100 whole shares) and be accompanied by payment in full of the aggregate Exercise Price of the number of shares purchased.

    (d) Where the Company determines, in its discretion, that the exercise of a Stock Option may give rise to an obligation to withhold Federal, state or local income or other taxes, the Company may, in its discretion, require, as a condition to the exercise of the Stock Option, the payment to the Company of funds in addition to the exercise price of the Stock Option sufficient to satisfy any such withholding obligations.

    (e) No fractional shares shall be issued pursuant to the exercise of a Stock Option, and no payment shall be made in lieu of fractional shares.

    (f) The Common Stock issued upon the exercise of Stock Options may be (i) authorized but unissued shares of Common Stock, (ii) Common Stock then held in the treasury of the Company or (iii) issued and outstanding shares of Common Stock repurchased by the Company for such purpose.

SECTION 4.  ADMINISTRATION OF THE PLAN.

    (a) The Ineligible Directors shall administer the Plan and shall have such powers and authority as may be necessary for them to carry out their functions as described in the Plan. The Ineligible Directors shall have the


                                          2.

authority and discretion to interpret the Plan and to make all other determinations necessary for Plan administration and to prescribe, amend and rescind any rules and regulations relating to the Plan, provided that the Ineligible Directors shall not have the discretion or authority to disregard or change any of the terms and conditions under which Stock Options are granted to Directors or may be exercised under the Plan. Stock Option Grants shall be automatic as described in Section 3. All Ineligible Director interpretations, determinations and actions shall be final and binding on all parties.

    (b) Stock Options shall be evidenced by a written instrument in such form as the Ineligible Directors shall approve and shall not include any terms and conditions that are inconsistent with the provisions of this Plan. Shares of Common Stock issued pursuant to a Stock Option may be legended if deemed necessary by the Ineligible Directors to comply with applicable Federal or state securities laws.

    (c) The Ineligible Directors shall not be liable for any action or determination made in good faith with respect to the Plan or any Stock Option granted hereunder.

SECTION 5.  ELIGIBILITY.

All Directors (as defined herein) shall be eligible to participate in the Plan.

SECTION 6.  ADJUSTMENT PROVISIONS.

    (a) Notwithstanding any other provision hereof except to the extent provided in this Section 6, in the event of any change in the number of outstanding shares of Common Stock effected without receipt of consideration therefor by the Company, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Company is the surviving corporation, the aggregate number and class of the reserved shares, the number and class of shares subject to each outstanding Stock Option and the Exercise Price of each outstanding Stock Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change, provided that each Stock Option shall be subject only to such adjustment as shall be necessary to maintain the proportionate interest of the holder thereof and preserve, without exceeding, the value of such Stock Option, and, provided further, that any fractional share resulting from such adjustment may be eliminated. In the event of a dispute concerning such adjustment, the decision of the Ineligible Directors shall be conclusive. The number of reserved shares or the number of shares subject to any outstanding Stock Option shall be automatically reduced or increased by any fraction included therein which results from any adjustment made pursuant to this Section 6.

    (b) Adjustments under Section 6(a) shall be made by the Ineligible Directors, and their determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any such adjustments.

SECTION 7.  GENERAL PROVISIONS.

    (a) Nothing in the Plan or in any instrument executed pursuant to the Plan shall confer upon any Director any right to continue to serve as a member of the Board or shall affect the right of the Company and its shareholders to terminate the services of any Director as a member of the Board at any time, with or without cause.

    (b) No shares of Common Stock shall be issued or transferred upon the exercise of a Stock Option unless all applicable requirements imposed by federal and state securities laws, regulatory agencies and markets in which the Common Stock may be traded have been fully complied with. As a condition precedent to the issuance of shares pursuant to the exercise of any Stock Option, the Company may require the Director to meet such requirements.

    (c) No Director and no beneficiary or other person claiming under or through such Director shall have any right, title or interest in any shares of Common Stock allocated or reserved under the Plan or subject to any Stock Option except as to such shares of Common Stock, if any, that have been issued or transferred to such Director or beneficiary.

    (d) No Stock Option or any other right under the Plan, contingent or otherwise, shall be transferable, assignable or subject to any encumbrance, pledge or charge of any nature, other than by will or the laws of descent or distribution. Upon the death of the Director, if the beneficiary of any Stock Option is the executor or administrator of the estate of the Director, any rights with respect to the Stock Option may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of the holder of the Stock Option. If no beneficiary is designated, the Director's legal representative shall be the beneficiary, and any rights with respect to the Stock Option may be transferred to the Director's legal representative. If the beneficiary is a person or entity other than the executor or administrator of the estate of the Director, any rights with respect to the Stock Option may be transferred to the designated beneficiary.

SECTION 8.  AMENDMENT

    (a) Subject to shareholder approval where expressly required by law or regulation, the Board shall have the power to amend, suspend or terminate the Plan at any time. No amendment will, except to the extent permitted in Section 6, or unless approved by the shareholders of the Company if such approval is required by law or regulation:

    (i) Change the class of persons eligible to receive Stock Options under the Plan,

    (ii) Materially increase the benefits accruing to Directors under the Plan, or

    (iii)  Increase the duration of the Plan.

    (b) The Board may not, without the Director's written consent, modify the terms and conditions of a Stock Option previously granted under the Plan.

    (c) No amendment, suspension or termination of the Plan shall, without the Director's written consent, alter, terminate or impair any right or obligation under any Stock Option previously granted under the Plan. Notwithstanding any provision to the contrary herein, an amendment revising the price, date of exercisability, option term or amount of shares of Common Stock covered by a Stock Option may not be made more frequently than every six months, unless such an amendment is required to comply with the Code or the Employee Retirement Income Security Act or the rules promulgated thereunder.

    (d) Notwithstanding any provision to the contrary herein, Stock Options held by a Director shall expire as follows:

         (i) If a Director ceases, for any reason other than such Director's death or disability (as defined in Section 22(e)(3) of the Code), to be a director of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates and the Director does not remain or thereupon become an employee of the Company or one or more of its Affiliates, the portion, if any, of a Stock Option that remains unexercised, including that portion, if any, that is not yet exercisable, on the date of the Director's ceasing to be a director (or, if upon ceasing to be a director the Director remained or became an employee of the Company or one or more of its Affiliates, on the date of the Director's ceasing to be an employee,) shall terminate and cease to be exercisable as of such date.

         (ii) If a Director ceases by reason of a disability (as defined in Section 22(e)(3) of the Code) to be a director or employee of at least one of the corporations in the group of corporations consisting of the Company and its Affiliates, such Director shall have the right, for a period of 90 days after the date of cessation of directorship or employment, to exercise a Stock Option to the extent such Stock Option is exercisable on the date of his cessation of directorship or employment, and the Stock Option shall terminate and cease to be exercisable as of the end of such 90 day period.

         (iii) If a Director dies while a member of the Board of the Company or an Affiliate or while an employee thereof, a Stock option shall be exercisable by such Director's legal representatives, legatees, or distributees for one (1) year following the date of such Director's death to the extent the Stock Option is exercisable on such Director's date of death, and the Stock Option shall terminate and cease to be exercisable as of the first anniversary of the Director's death.

    In the event that regulations and rules of the Securities and Exchange Commission cease to require shareholder approval as a condition of exemption under Rule 16b-3 or any successor rule or regulation, and shareholder approval is not required as a condition of registration or listing with an applicable national market system or stock exchange, this Plan shall cease to be subject to shareholder approval, and any amendment, suspension or termination of the Plan shall be deemed to be effective upon adoption by the Board.

SECTION 9.  EFFECTIVE DATE OF PLAN AND DURATION OF PLAN.

    The Plan shall become effective upon adoption by the Board; however, the Plan and all Stock Options granted under the Plan shall be void AB INITIO and without further force or effect unless prior to June 6, 1996 the holders of a majority of the Common Stock present or represented at a meeting of shareholders approve the Plan. Notwithstanding Section 3(a), no certificates for shares shall be issued pursuant to section 3(a) prior to receiving the shareholder approval referred to in the preceding sentence.

    Unless previously terminated, the Plan shall terminate and no more Stock Options may be granted on the expiration of 10 years after adoption of the Plan by the Board. The Plan shall continue in effect with respect to Stock Options granted before termination of the Plan until such Stock Options have been settled, terminated, or forfeited.

    IN WITNESS WHEREOF, Helen of Troy Limited, acting by and through its officers hereunto duly authorized has executed this instrument, this 6th day of June, 1995, but to be effective as specified in Section 9.


                                       HELEN OF TROY LIMITED


                                       /s/ Aaron M. Shenkman
                                       --------------------------------------
                                       Aaron M.  Shenkman
                                       President and Chief Operating Officer